As filed with the Securities and Exchange Commission May 22, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           BATTLE MOUNTAIN CANADA LTD.
             (Exact name of registrant as specified in its charter)

           ONTARIO                                     NOT APPLICABLE
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         ROYAL TRUST TOWER, SUITE 2500                      M5K IJ5
             77 KING STREET WEST                           (Zip Code)
              TORONTO, ONTARIO
  (Address of Principal Executive Offices)

--------------------------------------------------------------------------------
                          1997 LONG-TERM INCENTIVE PLAN
                                       OF
                           BATTLE MOUNTAIN CANADA LTD.
                            (FULL TITLE OF THE PLAN)
--------------------------------------------------------------------------------

                                  GREG V. ETTER
                          GENERAL COUNSEL AND SECRETARY
                          BATTLE MOUNTAIN GOLD COMPANY
                           333 CLAY STREET, 42ND FLOOR
                            HOUSTON, TEXAS 77002-4103
                     (Name and address of agent for service)

                                 (713) 650-6400
          (Telephone number, including area code, of agent for service)
                              --------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
     Title of                         Proposed maximum  Proposed maximum
 securities to be    Amount to be      offering price       aggregate         Amount of
    registered        registered         per share       offering price   registration fee
--------------------------------------------------------------------------------------------
   Exchangeable
    Shares(1)          2,500,000         $6.08 (2)       $15,200,000 (2)       $4,484
--------------------------------------------------------------------------------------------

  (1) Includes the Exchangeable Share purchase rights associated with the Exchangeable Shares.
  (2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices of the Exchangeable Shares, as reported on the Toronto Stock Exchange Composite Tape on May 21, 1998, expressed in U.S. dollars based upon the noon buying rate on May 21, 1998, in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York, rounded to the nearest one-hundredth of one U.S. dollar.
================================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            Note: The document(s) containing the information concerning the 1997 Long-Term Incentive Plan of Battle Mountain Canada Ltd. (the "Incentive Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Battle Mountain Canada Ltd., an Ontario corporation ("Battle Mountain Canada"), maintains a file of such documents in accordance with the provisions of Rule 428. Upon request, Battle Mountain Canada shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following document, which the Battle Mountain Canada has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-10943), is incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (i) The description of the exchangeable shares of Battle Mountain Canada (the "Exchangeable Shares") contained in Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996.

The following documents, which Battle Mountain Gold Company, a Nevada corporation ("Battle Mountain") has filed with the Commission pursuant to the Exchange Act (File No. 1-9666), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (i) Battle Mountain's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (ii) Battle Mountain's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (as amended by the Company's Form 10-Q/A dated April 29, 1998);

                  (iii) the audited Financial Statements of Lihir Gold Limited included in Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                  (iv) The description of the common stock, par value $0.10 per share, of Battle Mountain (the "Battle Mountain Common Stock") contained in Battle Mountain's Registration Statement on Form 8-A dated August 12, 1987 (as amended by a Form 8 dated April 24, 1991 and Form 8-A/A dated August 26, 1996); and

                  (v) The description of the preferred stock purchase rights associated with the Battle Mountain Common Stock contained in Battle Mountain's Registration Statement on Form 8-A dated November 15, 1988 (as amended by a Form 8 dated November 29, 1988 and Form 8-A/A dated August 26,
                        1996).

      All documents filed by Battle Mountain Canada or Battle Mountain with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. In lieu of separate reports filed by Battle Mountain Canada pursuant to Section 13(a) of the Exchange Act, Battle Mountain's Annual Reports on Form 10-K will contain information describing the Exchangeable Shares of Battle Mountain Canada and summarized financial information regarding Battle Mountain Canada. Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   EXPERTS

            The audited Consolidated Financial Statements and schedules of the Company incorporated in this Registration Statement by reference to the Company's annual report on Form 10-K for the year ended December 31, 1997, except as they relate to the consolidated financial statements of Hemlo Gold Mines Inc. for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, and insofar as they relate to Hemlo Gold Mines Inc., as of and for the year ended December 31, 1995, on the report of Ernst & Young, independent chartered accountants, given on the authority of such firms as experts in auditing and accounting.

            The audited Financial Statements of Lihir Gold Limited incorporated in this Registration Statement by reference to Amendment No. 1 to the Company's annual report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance upon the report of Coopers & Lybrand, independent accountants, given on the authority of such firm as experts in auditing and accounting.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Paragraphs 7 through 10 of the Bylaws of Battle Mountain Canada provides for the indemnification of officers and directors of Battle Mountain Canada to the extent permitted by the OBCA. Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in (a) and (b), above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in (a) and (b), above.

            The above discussion of the Bylaws of Battle Mountain Canada and of relevant provisions of the OBCA is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and statute.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

      Exhibit
      Number     Description
      ------     -----------
      *4(a)(1)   Restated Articles of Incorporation of Battle Mountain, as
                 amended and restated through May 11, 1988 (Exhibit 4(a)(1) to Battle Mountain's Current Report on Form 8-K dated July 19,
                 1996; File No. 1-9666).

      *4(a)(2) Certificate of Amendment to Restated Articles of Incorporation of Battle Mountain filed with the Secretary of State of the State of Nevada on July 19, 1996 (Exhibit 4(a)(2) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

      *4(b) Certificate of Resolution Establishing Designation, Preferences and Rights of $3.25 Convertible Preferred Stock (Exhibit (4)(b) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

      *4(c) Certificate of Amendment of Certificate of Resolution Establishing Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Exhibit 4(c) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. I- 9666).

      *4(d) Bylaws of Battle Mountain as amended through March 21, 1997 (Exhibit 3(d) to Battle Mountain's Annual Report on Form 10-K/A for the year ended December 31, 1996; File No.
                 1-9666).

      *4(e) Rights Agreement, dated November 10, 1988, as amended and restated as of July 19, 1996, between Battle Mountain and The Bank of New York, as Rights Agent (Exhibit 4(e) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

      *4(f) Articles of Amalgamation of Hemlo Gold dated January 1, 1995 (Exhibit 4(f) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

      *4(g) Plan of Arrangement of Hemlo Gold under Section 182 of the Business Corporations Act (Ontario) (Annex D to Exhibit 20(a), Joint Management Information Circular and Proxy Statement, to Battle Mountain's Current Report on Form 8-K dated June 11, 1996, File No. 1-9666).

      *4(h) Bylaws of Battle Mountain Canada dated December 16, 1986 (Exhibit 4(h) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. I-10943).

      *4(i) Rights Agreement, dated July 19, 1996, between Battle Mountain Canada and The R-M Trust Company, as Rights Agent (Exhibit 4(f) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

      *4(j) Voting, Support and Exchange Trust Agreement dated as of July 19, 1996 between Battle Mountain, Hemlo Gold and The R-M Trust Company (Annex E to Exhibit 20(a), Joint Management Information Circular and Proxy Statement, to Battle Mountain's Current Report on Form 8-K dated June 11, 1996, File No. 1-9666).

      *4(k) Specimen Stock Certificate for the Common Stock of Battle Mountain (Exhibit 4(b) to Battle Mountain's Annual Report on Form 1O-K for the fiscal year ended December 31, 1988; File No. 1-9666).

      *4(l) Specimen Stock Certificate for the Exchangeable Shares of Battle Mountain Canada (Exhibit 4(l) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

      *4(m) Specimen Voting Stock Certificate for the Special Voting Stock of Battle Mountain (Exhibit 4(m) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

      *4(n) Amended and Restated 1994 Long-Term Incentive Plan of Battle Mountain, as amended and restated through June 1, 1996 (Appendix B to Battle Mountain's definitive proxy statement dated March 28, 1997 and filed with the Commission on March 28, 1997; File No. 1-9666).

      4(o)       1997 Long-Term Incentive Plan of Battle Mountain Canada Ltd.

        5        Opinion of McCarthy Tetrault

      23(a)      Consent of Price Waterhouse LLP, independent accountants.

      23(b)      Consent of Ernst & Young, chartered accountants

      23(c)      Consent of McCarthy Tetrault (included in Exhibit 5).

      23(d)      Consent of Coopers & Lybrand, independent accountants.
    --------------------

    *Incorporated by reference as indicated.

ITEM 9. UNDERTAKINGS.

                 (a)   Battle Mountain Canada hereby undertakes:

                        (1) To file, during any period in which offers or sales
            are being made, a post-effective amendment to this Registration
            Statement:

                              (i) To  include  any  prospectus  required  by
                  Section I0(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                              (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                       PROVIDED HOWEVER, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by them pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                        (2) That, for the purpose of determining any liability
            under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) Battle Mountain Canada hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Battle Mountain Canada pursuant to the foregoing provisions, or otherwise, Battle Mountain Canada has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Battle Mountain Canada of expenses incurred or paid by a director, officer or controlling person of Battle Mountain Canada in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Battle Mountain Canada will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duty caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on April 27, 1998.

                                    BATTLE MOUNTAIN CANADA LTD.


                                    By /s/ IAN D. BAYER
                                           Ian D. Bayer, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   SIGNATURE                        TITLE                      DATE
   ---------                        -----                      ----
/s/ IAN D. BAYER                 President and
----------------            Chief Executive Officer
(Ian D. Bayer)           (Principal Executive Officer       April 27, 1998
                                 And Director)

/s/ MICHAEL C. PROCTOR     Vice President--Finance and
----------------------        Corporate Secretary
(Michael C. Proctor)        (Principal Financial and        April 27, 1998
                              Accounting Officer)


/s/ JAMES W. MCCUTCHEON, Q.C.       Director                April 27, 1998
-----------------------------
James W. McCutcheon, Q.C.

/s/ MARY MOGFORD                    Director                April 27, 1998
----------------
Mary Mogford

                                 EXHIBIT INDEX


       4(o) 1997 Long-Term Incentive Plan of Battle Mountain Canada Ltd.

       5    Opinion of McCarthy Tetrault

      23(a) Consent of Price Waterhouse LLP, independent accountants.

      23(b) Consent of Ernst & Young, chartered accountants.

      23(c) Consent of McCarthy Tetrault (included in Exhibit 5).

      23(d) Consent of Coopers & Lybrand, independent accountants.